Exhibit 10.1

CYTODYN INC.

SUBSCRIPTION AND INVESTOR RIGHTS AGREEMENT

FOR CONVERTIBLE PROMISSORY NOTES AND WARRANTS

1. Subscription. The undersigned, Alpha Venture Capital Management, LLC, on behalf of one or both of Alpha Venture Capital Partners, LP and Alpha Venture Capital Fund, LP (together, “Subscriber”), hereby irrevocably subscribes for the purchase of a convertible promissory note (the “Note”) issued by CytoDyn Inc., a Colorado corporation (the “Company”), in the principal amount (the “Note Amount”) set forth on the signature page below, and Warrants (the “Warrants”) to acquire shares of the Company’s Common Stock, no par value (the “Shares”) (12,500 Shares for each $100,000 in principal amount of the Note) at a price of $0.50 per Share, by tendering to the Company a fully completed and executed signature page to this Subscription and Investor Rights Agreement (the “Agreement”). Upon acceptance of the subscription, the Company will promptly execute and deliver a counterpart to the signature page of this Agreement to Subscriber. No later than one business day after receipt of such counterpart signature page, Subscriber will pay the Note Amount by wire transfer in accordance with the instructions provided by the Company. Upon confirmation of receipt of the wire transfer, the Company will issue to Subscriber the Note and related agreement evidencing the Warrants, fully executed on behalf of the Company.

2. Acknowledgments. Subscriber acknowledges that:

2.1 Information; Opportunity to Ask Questions and Review Documents. The Company has made available for inspection by Subscriber and Subscriber’s professional advisors all instruments, documents, records, and financial information pertaining to the Company and this investment (the “Investment”). Subscriber has had access to and reviewed to the extent deemed necessary or appropriate all publicly available information relating to the Company, including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2014, and in particular Item 1A. Risk Factors included therein (the “2014 10-K”), as well as the results for the first cohort of patients in the Company’s treatment substitution clinical trial available through September 17, 2014. Subscriber has had the opportunity to ask questions of the executive officers of the Company, and to the extent Subscriber utilized such opportunity, Subscriber received satisfactory answers concerning the Company, its operations and financial needs, and the Investment. There is available to Subscriber, by contacting the executive officers of the Company, the opportunity to obtain any additional information which the Company possesses or can obtain without unreasonable effort or expense that is necessary to verify information provided to Subscriber. All such information is referred to herein as “Business Information.”

2.2 No General Advertising. Subscriber was not contacted for purposes of this Investment through use of any form of general or public advertising, such as media, public seminars or presentations, the Internet, or other means generally available to the public.

2.3 Restrictions on Transfer.

(a) Subscriber understands and agrees that the Note, the Warrants and any Shares to be issued upon conversion of the Note or exercise of the Warrants (together, the “Securities”) have not been registered under the Securities Act of 1933, the Washington Securities Act or the securities laws of any other state, and the Company has no obligation or current intention to register the Securities, and accordingly, the Securities must be held indefinitely unless they are subsequently registered or unless, in the opinion of counsel reasonably acceptable to the Company, a sale or transfer may be made without registration under Federal and state securities laws. Subscriber further agrees that any certificate evidencing the Securities may bear a legend restricting the transfer of any of the Securities in a manner generally consistent with the foregoing.

(b) Subscriber is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired by non-affiliates of the issuer thereof, directly or indirectly, from the issuer (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things, the availability of certain public information about the Company and the resale occurring not less than six (6) months after the party has purchased and paid for the securities to be sold.

(c) Subscriber further understands that at the time Subscriber wishes to sell the Note or the Securities to be issued in connection therewith or upon conversion thereof there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not have filed all reports and other materials required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Form 8-K reports, during the preceding 12 months, and that, in such event, because the Company used to be a “shell company” as contemplated under Rule 144(i), Rule 144 will not be available to Subscriber.

(d) Subscriber further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(e) Notwithstanding the foregoing provisions of this Section 2, Subscriber will be permitted to transfer the Note and Warrants to any individual or entity that controls, is controlled by, or is under common control with Subscriber (each, an “Affiliate”), subject to applicable requirements of the federal and state securities laws.

3. Representations of Subscriber. Subscriber represents, warrants and covenants as follows:

3.1 Investor Qualifications. Subscriber is an accredited investor under state and federal securities laws and qualifies as such under the category or categories indicated below:

(Please initial to the left of each applicable criteria)

(a) Subscriber is an individual whose net worth, or joint net worth with his or her spouse, excluding the value of Subscriber’s primary residence, exceeds $1,000,000 (for purposes of calculating Subscriber’s present net worth, Subscriber has included the following as liabilities: (i) any indebtedness that is secured by Subscriber’s primary residence in excess of the estimated fair market value of Subscriber’s primary residence, and (ii) any incremental debt secured by Subscriber’s primary residence that was incurred in the past 60 days, other than as a result of the acquisition of Subscriber’s primary residence);

(b) Subscriber is an individual who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(c) Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, or a partnership, in each case not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

CD	(d) Subscriber is an entity in which every equity owner satisfies at least one of the categories (a) through (c) above.

3.2 Speculative Investment. Subscriber acknowledges that the Securities are issued by a start-up company involved in a competitive and uncertain market and the Investment therefore involves a high degree of risk of loss. In addition, there are substantial restrictions on the transferability of the Securities, making it very difficult to liquidate the Investment. Subscriber has sufficient resources to provide for Subscriber’s current needs and contingencies, has no need for liquidity in this Investment for an indefinite period of time, and can afford to sustain a complete loss with respect to the Investment. Subscriber is aware that the Company has a limited financial and operating history in its current form; that the Company has experienced and expects to continue to experience substantial losses; and that there is no assurance that the Company will produce revenues or be operated profitably in the future. Subscriber has reviewed, understands, and accepts the risks described in the Business Information, including, without limitation, the Risk Factors described in the 2014 10-K, and recognizes that the risk disclosure is only a partial description of the risks facing the Company.

3.3 Evaluation of Investment. Subscriber has substantial knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the Investment. In making its decision to pursue the Investment, Subscriber has relied solely on publicly available information regarding the Company filed with and posted by the Securities and Exchange Commission information, including the 2014 10-K, and any additional information provided to Subscriber by the Company in writing, and only on Subscriber’s independent investigation of such information and further investigation by Subscriber’s own tax, legal, accounting, scientific and other advisors. Subscriber has sought and received all investment, legal, technical, scientific, medical and accounting advice Subscriber believes is necessary to adequately evaluate the Investment prior to subscribing for Securities.

3.4 Investment Purpose. Subscriber is acquiring the Securities solely for Subscriber’s own account, for investment, and not with a view to the distribution or resale of the Securities.

3.5 Confidentiality. Subscriber will maintain the confidentiality of all non-public Business Information and any other information and materials disclosed to Subscriber by the Company with the same degree of care as Subscriber uses in maintaining the confidentiality of its own business information, and will not use any such Business Information except for the purpose for which it is intended, which is to evaluate a potential investment in the Company.

The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date of delivery of this Agreement and shall survive such delivery.

4. Representations and Warranties of Company. The Company represents and warrants to Subscriber as follows as of the date hereof:

4.1 Organization and qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing as such in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

4.2 Authorization. The execution, delivery and performance by it of this Agreement and each of the other agreements, instruments and documents contemplated hereby are, as applicable, within the Company’s corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to the Company, its articles of incorporation, or by-laws, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon the Company or any of its property.

4.3 Capitalization. As of the date hereof, the Company’s authorized capital consists of 100,000,000 shares of no par value common stock (“Common Stock”) and 5,000,000 shares of no par value preferred stock. As of August 31, 2014, the Company had a total of 55,752,503 shares of its Common Stock and 95,100 shares of its preferred stock issued and outstanding, and a total of 93,334,864 shares of Common Stock outstanding on a fully diluted basis. All outstanding shares of the capital stock of the Company are duly authorized and validly issued, fully paid, and nonassessable, and were not issued in violation of or subject to any preemptive or similar rights of any shareholder. Except as set forth in this Agreement and as disclosed in the 2014 10-K, there are no current commitments, plans or arrangements to issue, and no outstanding option, warrant or other right calling for the issuance of, any equity securities of the Company or any security or instrument that, by its terms, is convertible into, or exercisable or exchangeable for, any equity security of the Company.

4.4 Conversion Shares. The shares issuable upon conversion of the Note, when issued, sold and delivered in accordance with the terms of this Agreement and the Note, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

4.5 Liabilities. The Company has no other liability or obligation, absolute or contingent, in excess of $250,000.00 individually or $500,000.00 in the aggregate, except obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with reasonable accounting principles.

4.6 Taxes. Except as the failure to do so would not have a material adverse effect on the Company, the Company has filed all necessary federal, state, and local income and franchise tax returns and other reports required to be filed and has paid all taxes shown as due thereon, and there is no tax deficiency in a material amount which has been, or, to the best of the Company’s knowledge, might be, asserted against the Company.

4.7 Lawsuits. There are no actions, lawsuits, or proceedings, and to the best of the Company’s knowledge, there are no pending investigations or any currently threatened actions, lawsuits, proceedings or investigations against the Company. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

4.8 No Violation. To the best of the Company’s knowledge, the Company is not in violation or default of any provision of its Articles of Incorporation, as amended or restated to date, or its Bylaws, or any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company, other than as would not have a material adverse effect on the Company. The Company is current in its filing obligations with respect to all reports and documents required to be filed under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

4.9 Intellectual Property. Except as disclosed in the 2014 10-K, the Company owns or possesses adequate licenses or other rights to use all patents, patent rights, inventions, trade secrets, licenses, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names, and copyrights which are material to conducting its business. Except as disclosed in the 2014 10-K, with respect to each such license or other rights, the Company has paid all fees, royalties and other amounts that are or may be due, and has otherwise performed all of its obligations, under such license or other right and is not in material breach or material default under any such license or other right.

4.10 Interim Financial Statements. The Company has delivered to the Subscriber a preliminary draft of its unaudited financial statements for the three-month period ending August 31, 2014 (the “Financial Statements”), which have not yet been reviewed by its independent registered public accounting firm. Subject to such review, the Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that they may not contain all footnotes required by generally accepted accounting principles, and fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the indicated periods. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to August 31, 2014; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which in all such cases, individually and in the aggregate, would not have a material adverse effect on the Company or its assets, operations, business, or prospects. Except as disclosed in the 2014 10-K, the Company maintains, and will continue to maintain for as long as it is required to file reports under Section 13(a) or 15(d) of the Exchange Act, a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles.

4.11 Representation as to Information Provided. No representation or warranty by the Company in this Agreement, nor any statement, certificate or schedule furnished or to be furnished to the Company pursuant to this Agreement, the Note or the Warrant, nor any document or certificate delivered to Subscriber pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the statements contained herein or therein not misleading; provided that the Company makes no such representation or warranty with respect to medical or scientific documents prepared by third parties; and provided further that all documents speak as of their date.

5. Reliance; Indemnity.

5.1 Reliance on Representations. Subscriber acknowledges that the Company is relying on the information and representations provided by Subscriber in this Agreement. Subscriber affirms that all of Subscriber’s answers herein and in Exhibit A hereto are accurate and complete and may be relied upon by the Company in determining the availability of an exemption from registration for the offer and sale of the Securities. Subscriber agrees to provide such additional confirmation of Subscriber’s status as the Company may reasonably request.

5.2 Indemnification. Subscriber agrees to indemnify and hold harmless the Company and its executive officers and directors from and against any and all loss, damage, costs, liability or expense due to or arising out of a breach of any representation or warranty of Subscriber contained herein.

6. Board Seat. Subject to completion of a background check satisfactory to the Company’s Board of Directors (the “Board”) and to the consummation of the investment contemplated by this Agreement, the Board will take all necessary steps to elect Carl C. Dockery as a director of the Company effective on a date mutually agreeable to the Company and Mr. Dockery, but in any event no later than December 31, 2014. The Company has delivered to Subscriber true and complete documentation evidencing its director and officer insurance coverage. During any period that Mr. Dockery serves as a director of the Company, the Company shall maintain similar coverage in such amounts as the Board of Directors determines in its reasonable judgment.

7. Participation Rights.

7.1 Right to Purchase – Current Round. Until December 31, 2014 or such later date as the parties may agree in writing, each of Subscriber, Alpha Advisors, LLC and each of their designees and affiliates, provided that each such person or entity is an accredited investor (collectively, the “Subscriber Rights Holders”) shall have the right but not the obligation to invest an additional $6.0 million in the aggregate with the Company on the same terms as the investment documented by this Agreement, the Note and the Warrants.

7.2 Right to Purchase – Subsequent Rounds. Except to the extent that the Subscriber Rights Holders are afforded greater participation rights in Section 7.1 of this Agreement, until December 31, 2019 the Company will permit Subscriber Rights Holders to purchase, in the aggregate, up to (i) their Pro Rata Share (as defined below) of any New Company Securities (defined in Section 7(b) below) plus (ii) 10% of the total amount of any New Company Securities (the sum of (i) and (ii) is referred to herein as the “Participation Amount”), which New Company Securities the Company may from time to time propose to sell and issue after the date of this Agreement, and the Company shall not issue or sell any New Company Securities without first complying with the provisions of this Section 7. For purposes of this Agreement, a party’s “Pro Rata Share” is equal to a percentage based on a fraction: (a) the numerator of which is equal to the number of shares of Common Stock held or deemed held by that party, on a Fully Diluted Basis (as defined below), immediately prior to the issuance of the New Company Securities; and (b) the denominator of which is equal to the total number of shares of Common Stock outstanding or deemed outstanding, on a Fully Diluted Basis, immediately prior to the issuance of the New Company Securities. For purposes of this Agreement, “Fully Diluted Basis” means assuming the exercise of any then-outstanding options, warrants, or other rights to acquire shares of Common Stock (or to acquire securities exercisable or exchangeable for or convertible into Common Stock) and conversion, exercise, or exchange of any then-outstanding convertible preferred stock or other securities convertible into or exchangeable or exercisable for Common Stock (or into or for securities exercisable or exchangeable for or convertible into Common Stock). If a Subscriber Rights Holders elects to participate in any offering of New Company Securities, the Subscriber Rights Holder’s participation in the offering shall be at the offering price, reduced by the amount of any brokerage, placement agent or similar fee.

7.3 New Company Securities. The term “New Company Securities” means (A) any debt securities of the Company and (B) Common Stock, preferred stock, any other stock or equity interest in the Company, whether presently authorized or authorized at a future date and whether or not convertible into or exchangeable or exercisable for Common Stock, and any warrants, options, or other rights to subscribe for or to purchase any of the foregoing, or any securities exercisable or exchangeable for or convertible into any of the foregoing (collectively, “Stock”); provided, however, that the term New Company Securities does not include any Stock issued pursuant to: (i) the grant of equity-based awards, or the exercise of any such awards, under the Company’s 2012 Equity Incentive Plan or any similar plan approved by the Company’s shareholders; (ii) the exercise of stock options outstanding as of the date of this Agreement; (iii) the exercise of warrants to purchase Common Stock outstanding as of the date of this Agreement or that are hereafter issued in compliance with this Agreement; (iv) the conversion of any shares of preferred stock outstanding on the date of this Agreement or that are hereafter issued in compliance with this Agreement; (v) the conversion of promissory notes outstanding as of the date of this Agreement or that are hereafter issued in compliance with this Agreement, (vi) the conversion of the Note; (vii) the conversion of promissory notes issued to Subscriber, its Affiliates, or clients of its Affiliates; (viii) other transactions with Subscriber, its Affiliates, or clients of its Affiliates; or (ix) consummation of a transaction involving a bona fide merger or consolidation of the Company with, or acquisition by the Company of, any other corporation or entity, which transaction is approved by the Company’s shareholders.

7.4 Notice. If the Company proposes to undertake an issuance of New Company Securities, it shall give written notice (an “Issuance Notice”) to Subscriber of its intention, describing the number and type of New Company Securities, and their proposed offer price and the general terms upon which the Company proposes to issue the same. Subscriber and the other Subscriber Rights Holders shall have 30 days (the “Acceptance Period”) after the receipt of the Issuance Notice to agree to purchase up to the Participation Amount of such New Company Securities for the price and upon the terms specified in the Issuance Notice by giving written notice to the Company (the “Acceptance Notice”) and indicating therein the number or amount of New Company Securities to be purchased. Subject to Subscriber’s obligation to use good faith efforts to cause the Subscriber Rights Holders to close on the entire amount set forth in the Acceptance Notice, each Subscriber Rights Holder may amend its respective Acceptance Notice at any time prior to the closing of the issuance of New Company Securities to reduce the number or amount of New Company Securities to be purchased. The Company shall, at the closing of the issuance of the New Company Securities, sell to the Subscriber Rights Holder such number of New Company Securities as it agreed to purchase in its respective Acceptance Notices, as reduced as provided in the preceding sentence, if applicable. Notwithstanding the foregoing, the New Company Securities sold to Subscriber and its Affiliates as a group shall not exceed the Participation Amount unless the Company otherwise agrees in its sole discretion.

7.5 Sale. The Company may, during the 120-day period following the expiration of the Acceptance Period, offer the remaining unsubscribed portion of the New Company Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Issuance Notice. If the Company does not enter into an agreement for the sale of the remaining unsubscribed portion of the New Company Securities within such period, or if the terms of such offer change from those described in the Issuance Notice in a way that provides prospective investors improved economic terms, the right of participation provided hereunder shall be deemed to be revived and such New Company Securities shall not be offered unless first reoffered to Subscriber and its Affiliates in accordance herewith.

8. Sales of Additional Convertible Promissory Notes and Related Warrants. Subject to the Company’s compliance with Section 7 of this Agreement, the Company may effect additional sales of convertible promissory notes and related warrants to Subscriber, its Affiliates, or clients of Subscriber or one or more of its Affiliates, upon the execution of documents evidencing any such transaction executed by each of the parties in its sole discretion.

9. Right to Accept or Reject Subscription. Subscriber understands that this subscription may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion and if rejected the subscription price will be returned without interest; provided that the subscription will be deemed accepted by the Company if not rejected in writing within two business days following receipt of this Agreement executed by Subscriber.

10. Other Financings. Subject to the Company’s compliance with Section 7 of this Agreement governing Subscriber’s rights to participate in future securities offerings, as well as the conversion price adjustment provisions included in the Note, Subscriber understands that the Company will in all likelihood engage in other financings, which may include additional sales of the Company’s debt or equity securities, on the same or different terms than provided herein, including higher or lower interest rates, conversion prices or Warrant exercise prices than offered to Subscriber. In addition, such securities may have rights that are senior to the Shares, including preferential rights to dividends and liquidation proceeds, preferential voting rights

(including rights to elect directors), and redemption or other rights that may be dilutive or otherwise adverse to the rights of common shareholders. Debt securities may include restrictive covenants that limit the operations of the Company, such as consent rights with respect to specified categories of transactions.

11. Introductions. Until November 1, 2019 or such earlier period as the parties may agree in writing, Subscriber shall assist the Company in its fundraising efforts by making introductions to persons with whom Subscriber has an existing business or personal relationship, provided that the Company will make its CEO available to participate in meetings with potential investors introduced by Subscriber and will reimburse Subscriber’s reasonable out-of-pocket costs in connection with the fundraising. The Company will not independently solicit any limited partners of Subscriber or its affiliates or other investors introduced to the Company by Subscriber or its affiliates without Subscriber’s prior written consent during the period ending November 1, 2019.

12. Entire Agreement. This Agreement, together with the Note, the Warrants and that certain side letter agreement between the Company and Subscriber dated of even date herewith, contain the entire understanding of the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into the foregoing documents.

13. General. This Agreement shall be governed by the laws of the state of Florida, without regard to its principles of conflicts of laws, contains the sole and entire understanding of the parties with respect to its subject matter and all prior negotiations, discussions, commitments and understandings previously between the parties with respect thereto are merged herein. This Agreement cannot be changed or terminated or any performance or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the change, termination or waiver is sought. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

IN WITNESS WHEREOF, Subscriber executes and agrees to be bound by this Agreement.

Total Note Amount $2,000,000		The Note and Warrants should be issued in the following name(s): (please print)

Alpha Venture Capital Partners, L.P. (AVCP)

Residence or Principal Office Address of
		Subscriber:	2026 Crystal Wood Drive Lakeland, FL 33801
		Mailing:	P.O. Box 2477 Lakeland, FL 33806-2477

Tel: ##############

Tax ID No.:		Alpha Venture Capital Management, LLC
##############

AGREED AND ACCEPTED:		By:	/s/ Carl Dockery
		Name:	Carl Dockery
		Title:	Manager

CYTODYN INC.

By:	/s/ Nader Pourhassan
Name:	Nader Pourhassan
Title: President and Chief Executive Officer

Date:	9/26/2014